SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): November 20, 1998

                            DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

   NORTH CAROLINA                       1-4928                  56-0205520
(State of other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation)                                             Identification No.)


422 South Church Street
Charlotte, North Carolina                                      28202-1904
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code: 704-594-6200

Item 5. Other Events.

     Duke Energy Corporation (the "registrant"), through its wholly owned subsidiary Duke Energy Field Services, Inc. ("DEFS"), entered into a Merger and Purchase Agreement among Union Pacific Resources Company, Union Pacific Fuels, Inc., DEFS and DEFS Merger Sub Corp. dated as of November 20, 1998, pursuant to which DEFS will purchase the natural gas gathering, processing, fractionation and natural gas liquids (NGL) pipeline business of Union Pacific Resources (known as UPFuels) as well as UPR's natural gas and NGL marketing activities for $1.35 billion. The purchase is contingent upon receipt of clearances under the Hart-Scott-Rodino Act. Closing is anticipated at the end of the first quarter of 1999.

     A copy of the registrant's press release announcing the Merger and Purchase Agreement is filed herewith as Exhibit 2 and is incorporated by reference herein. The Merger and Purchase Agreement is filed herewith as Exhibit 10 and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibits are filed herewith:

          2. Press Release of registrant dated November 22, 1998.
         10. Merger and Purchase Agreement among Union Pacific Resources Company, Union Pacific Fuels, Inc., Duke Energy Field Services, Inc. and DEFS Merger Sub Corp., dated as of November 20, 1998.

                                    SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUKE ENERGY CORPORATION
                                                (registrant)




                                          By:   ________________________
                                                Richard J. Osborne
                                                Executive Vice President
                                                and Chief Financial Officer

Dated:  December 1, 1998

                                 Exhibit Index

Exhibit                        Description
-------                        -----------
 2                     Press Release of registrant dated November 22, 1998
10                     Merger and Purchase Agreement among Union Pacific
                       Resources Company, Union Pacific Fuels, Inc., Duke Energy
                       Field Services, Inc. and DEFS Merger Sub Corp., dated as of November 20, 1998.